PHOTRONICS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	April 27,	April 29,	April 27,	April 29,
	2008	2007	2008	2007
Net sales	$110,330	$109,626	$213,545	$215,607
Costs and expenses:
Cost of sales	(90,056)	(83,433)	(172,675)	(159,749)
Selling, general and administrative	(13,575)	(14,442)	(29,878)	(30,883)
Research and development	(4,613)	(4,324)	(8,851)	(9,044)
Gain on sale of facility	-	-	-	2,254
Operating income	2,086	7,427	2,141	18,185
Other income (expense), net	(3,196)	430	(3,764)	145
Income (loss) before income taxes and minority interest	(1,110)	7,857	(1,623)	18,330
Income tax benefit (provision)	(932)	6,400	(2,804)	5,088
Income (loss) before minority interest	(2,042)	14,257	(4,427)	23,418
Minority interest	(27)	(191)	(982)	(1,495)
Net income (loss)	$(2,069)	$14,066	$(5,409)	$21,923

Earnings (loss) per share:
Basic	$(0.05)	$0.34	$(0.13)	$0.53
Diluted	$(0.05)	$0.30	$(0.13)	$0.47
Weighted average number of common shares outstanding:
Basic	41,638	41,513	41,632	41,494
Diluted	41,638	51,399	41,632	51,380